EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of JRSIS Health Care Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lihua. Sun, as Chief Executive Officer of the Company, and I, Xuewei. Zhang, as Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Lihua. Sun	Dated:	December 12, 2014
Lihua. Sun
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Xuewei. Zhang	Dated:	December 12, 2014
Xuewei. Zhang
Title:	Chief Financial Officer (Principal Financial Officer)

This certification is being furnished to the SEC as an exhibit to the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the of the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.